SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006 (October 9, 2006)

NetRatings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 West 45th Street, 35th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 703-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 9, 2006, NetRatings, Inc. (the “Company”) issued a press release announcing that its Board of Directors received a proposal from VNU Group B.V. (“VNU”) to purchase for $16.00 in cash each share of the Company’s common stock that VNU or its affiliates does not currently own. A copy of this press release is attached to this report as Exhibit 99.1.

On October 10, 2006, the Company issued a press release announcing that its Board of Directors formed a special committee of independent directors to consider the proposal by VNU. A copy of this press release is attached to this report as Exhibit 99.2.

The special committee has retained Gibson, Dunn & Crutcher LLP as its legal counsel and Lehman Brothers as its financial advisor to assist it in its review of the proposal. There can be no assurance that any agreement will result from the special committee’s evaluation or negotiation of the proposal.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
EXHIBIT	DESCRIPTION
99.1	Press Release of NetRatings, Inc., dated October 9, 2006.
99.2	Press Release of NetRatings, Inc., dated October 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006	NETRATINGS, INC.

	By:	/s/ Todd Sloan
Todd Sloan Executive Vice President, Chief Financial Officer & Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release of NetRatings, Inc., dated October 9, 2006.
99.2	Press Release of NetRatings, Inc., dated October 10, 2006.